EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements filed on Form S-8 (file numbers 33-37038, 33-23117, 33-16688, 33-63159, 333-84065, 333-92721, 333-43968 and 333-68442) of Franklin Electronic Publishers, Inc. of our report dated June 6, 2005 related to the consolidated financial statements of Franklin Electronic Publishers, Inc. included in this Annual Report for the year ended March 31, 2005.

RADIN, GLASS & CO., LLP

Certified Public Accountants

June 29, 2005

New York, New York